Exhibit 10.1

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INFINERA CORPORATION

2007 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(CHINA)

Unless otherwise defined herein, the terms defined in the 2007 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Restricted Stock Units (the “Notice of Grant”) and Terms and Conditions of Restricted Stock Grant, attached hereto as Exhibit A (together, the “Agreement”).

Participant:

Address:

Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number	Phantom0001

Date of Grant

Vesting Commencement Date

Number of Restricted Stock Units

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Unit will vest in accordance with the following schedule:

[INSERT VESTING SCHEDULE.]

In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Unit, the Restricted Stock Unit and Participant’s right to receive any proceeds hereunder will immediately terminate.

Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the

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advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated above.

By the signature below, the Employee acknowledges and agrees to the terms set forth in this Agreement.

Employee	INFINERA CORPORATION

By:
Signature		Jagdeep Singh, President

Address: 169 Java Drive Sunnyvale, CA 94089
Print Name

Address:

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EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1. Grant. The Company hereby grants to the Participant named in the Notice of Grant (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of this Agreement will prevail.

2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive cash equal to the value of a Share on the date it vests, less tax withholding. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.

5. Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any proceeds hereunder will immediately terminate.

6. Payment after Vesting.

(a) Subject to Section 8, any Restricted Stock Units that vest will be paid to Participant (or in the event of Participant’s death, to his or her estate) in cash, less any applicable tax withholding. Subject to the provisions of Section 6(b), such vested Restricted Stock Units shall be paid as soon as practicable after vesting, but in each such case no later than the date that is two-and-one-half (2  1/2) months from the later of (i) the end of the Company’s tax year that includes the vesting date, or (ii) the end of Participant’s tax year that includes the vesting date. Participant agrees to comply with all exchange control laws and agrees to immediately repatriate all proceeds received from the vesting of Restricted Stock Units to the People’s Republic of China (“PRC”) if Participant is a PRC national. Such repatriation may need to be effected

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through a special foreign exchange account established by the Company or a subsidiary or affiliate of the Company in the PRC. If Participant leaves the PRC and holds unvested Restricted Stock Units, the Company may waive the restrictions requiring repatriation of proceeds to the PRC.

(b) For the avoidance of any doubt, this Section 6(b) shall only apply to United States taxpayers. Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid to Participant’s estate as soon as practicable following his or her death. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or proceeds issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

7. Death of Participant. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8. Tax Withholding.

If the Compensation Committee of the Board (the “Committee”) determines, in its sole discretion, not to allow for satisfaction of Participant’s tax withholding obligations by the Company, prior to the distribution of proceeds from the vesting of Restricted Stock Units in accordance with Section 6, Participant will pay, or make adequate arrangements satisfactory to the Company (in its sole discretion) or the Employer to satisfy all tax withholding and payment on account obligations of the Company or the Employer. In this regard, Participant authorizes the Company or the Employer to withhold all applicable tax withholding obligations legally payable by Participant from Participant’s wages or other cash compensation payable to Participant by the Company or the Employer. Alternatively, the Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require Participant to

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satisfy his or her tax withholding obligations, in whole or in part by one or more of the following: (a) paying cash, or (b) electing to have the Company or the Employer withhold otherwise deliverable proceeds from the vesting of Restricted Stock Units having a value equal to the amount statutorily required to be withheld.

All income and other taxes related to the Restricted Stock Units and any proceeds from the vesting of Restricted Stock Units are the sole responsibility of Participant.

9. No Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company by virtue of holding any Restricted Stock Units or receiving proceeds from the vesting of Restricted Stock Units hereunder

10. Nature of Grant. In accepting the Award, Participant acknowledges that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;

(b) the Award of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded repeatedly in the past;

(c) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d) Participant’s participation in the Plan is voluntary;

(e) Restricted Stock Units are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer, and Restricted Stock Units are outside the scope of Participant’s employment contract, if any;

(f) Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g) neither the Award of Restricted Stock Units nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon Participant any right with respect to employment, and in the event that Participant is not an employee of the Company, Restricted Stock Units shall not be interpreted to form an employment contract or relationship with the Company;

(h) the future value of Shares is unknown and cannot be predicted with certainty;

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(i) the value of Shares may increase or decrease in value;

(j) no claim or entitlement to compensation or damages arises from the forfeiture of unvested Restricted Stock Units resulting from termination of the Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

(k) The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan; and

(l) the Participant is hereby advised to consult with personal tax, legal and financial advisors before taking any action related to the Plan.

11. Data Privacy Notice and Consent. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement by and among, as applicable, Participant’s employer, the Company, its Subsidiaries and its affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and Participant’s employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to equity awarded, canceled, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands that refusal or withdrawal of consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.

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12. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING PROCEEDS FROM THE VESTING OF RESTRICTED STOCK UNITS HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

13. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Infinera Corporation, 169 Java Drive, Sunnyvale, CA 94089, or at such other address as the Company may hereafter designate in writing.

14. Grant is Not Transferable. Except to the limited extent provided in Section 7, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

15. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16. Additional Conditions to Issuance of Proceeds. Where the Company determines that the delivery of the payment of proceeds from the vesting of Restricted Stock Units will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of proceeds from the vesting of Restricted Stock Units will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law and to obtain any such consent or approval of any such governmental authority.

17. Agreement Governs. This Agreement is subject to all terms and provisions of the

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Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of this Agreement will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

18. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). The Administrator shall have the authority, in its discretion, to modify grants of Restricted Stock Units and to impose additional requirements for the administration of the Plan that are necessary or advisable to comply with local law, tax policies or customs, or to facilitate administration of the Plan. All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

19. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

20. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

21. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

22. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.

23. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units

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under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

24. Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.